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                                                                  EXHIBIT 3.1(e)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   ACTV, INC.


ACTV, INC., a Delaware corporation, does hereby certify as follows:

1. The present name of the corporation (hereinafter called the "corporation") is ACTV, Inc., which is the name under which the corporation was originally incorporated; and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 24, 1989.

2. The provisions of the certificate of incorporation of the corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is attached hereto, which single instrument is entitled Restated Certificate of Incorporation of ACTV, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form attached hereto.

IN WITNESS WHEREOF, said ACTV, Inc. has caused this certificate to be signed by William C. Samuels, its Chairman and Chief Executive Officer, and attested by Day L. Patterson, its Secretary, this 10th day of January, 2001.

                                    ACTV, INC.


                                    By:
                                    William C. Samuels,
                                    Chairman and CEO

(Corporate Seal)

ATTESTED:


By:
Day L. Patterson,
Secretary


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   ACTV, INC.


FIRST: The name of the corporation (hereinafter called the "Corporation") is ACTV, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, divided into classes as follows:

                  (1) Two Hundred Million (200,000,000) shares of Common Stock, $0.10 per share (hereinafter called the "Common Stock"); and

                  (2) One Million (1,000,000) shares of Preferred Stock, $0.10 per share (hereinafter called the "Preferred Stock"), to be issued in series.

2. The following is a statement of the designations, powers, preferences, rights, qualifications and limitations or restrictions with respect to the Preferred Stock of the Corporation:

The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designation and relative rights, preferences, and limitations of the shares of such series including (a) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (b) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (c) the amount or amounts payable upon any voluntary or involuntary liquidation, (d) the redemption price or prices, if any, and the terms and conditions of the redemption, (e) sinking fund provisions, if any, for the redemption or purchase of such shares, (f) the terms and conditions on which such shares are convertible, in the event such


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shares are to have conversion rights, and (g) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Delaware General Corporation Law.

FIFTH:  The name and the mailing address of the incorporator is as follows:

                    Name                      Mailing Address

                    Elaine Bibow                       c/o Gersten, Savage,
                                                       Kaplowitz & Curtin
                                                       575 Lexington Avenue
                                                       New York, New York 10022

SIXTH:  The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors, or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "Whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other by-laws of the corporation have been adopted, amended, or repealed, as the case may


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be, in accordance with the provisions of Section 109 of the General Corporation
Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-law or in a By-law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this restated certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The officers of the corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are provided in the Bylaws of the corporation or determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended hereafter to further eliminate or limit the personal liability of directors, the liability of this corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended.

ELEVENTH: The by-laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.





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TWELFTH:

                                 A.   Right of Indemnification. Each person who
was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection with such Proceeding). Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final deposition; provided, however, that if the General Corporation Law of the State of Delaware (or law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article TWELFTH or otherwise.

                                 B.   Right of Claimant to Bring Suit. If a
claim under paragraph A of this Article TWELFTH is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall, be on the Corporation. Neither the failure of the Corporation (or of its Full Board of Directors, its directors who are not parties to the Proceeding with respect to which such indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of



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the State of Delaware (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

                                 C.   Non-Exclusivity of Rights. The rights
conferred by this Article TWELFTH shall not be exclusive of any other right (including, without limitation, any right relating to indemnification or advancement of expenses) which any director, officer, representative, employee or other agent may have or hereafter acquire under the General Corporation Law of the State of Delaware or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

                                 D.   Insurance and Trust Fund. In furtherance
and not in limitation of the powers conferred by statute:

                                      (1) the Corporation may purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

                                      (2) the Corporation may create a
trust fund, grant a security interest and/or use other means including, without limitation, letters of credit, surety bonds and/or other similar arrangements, as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or otherwise.

                                 E.   Indemnification of Employees and
Agents of the corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section or otherwise, with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                 F.   Effect of Repeal or Modification. Any
repeal or modification of this Article TWELFTH shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

THIRTEENTH:  The Corporation elects not to be governed by the provisions of





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Section 203 of the General Corporation Law of the State of Delaware.



FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, said ACTV, Inc. has caused this certificate to be signed by William C. Samuels, its Chairman and Chief Executive Officer, and attested by Day L. Patterson, its Secretary, this 10th day of January, 2001.


                                    ACTV, INC.


                                    By:
                                    William C. Samuels,
                                    Chairman and CEO


(Corporate Seal)

ATTESTED:


By:
Day L. Patterson,
Secretary